Exhibit 99.1

Blue Water Biotech Signs Non-Binding Term Sheet to Acquire

a Commercial Stage Oncology Company

Transaction will Advance Company’s Shift in Business Strategy Aligned with Life Sciences Industry Expertise of New Leadership Team

CINCINNATI, November 2, 2023 – Blue Water Biotech, Inc. (Nasdaq: BWV) ("BWB" or the “Company”), today announced the execution of a non-binding term sheet regarding the acquisition of a private commercial stage oncology biotechnology company (the “Proposed Transaction”). This latest announcement is part of the Company’s new business strategy focusing on oncology. The Company plans to commercialize therapeutics, diagnostics and clinician services, which will serve as the foundation for the Company’s future operations.

The Proposed Transaction furthers a shift in business strategy driven by BWB’s decision to align with both the market value drivers provided by its new oncology focus and the extensive life sciences company-building expertise of its new leadership team under the direction of President and CEO, Dr. Neil J. Campbell.

“There are still many unmet medical needs in the cancer marketplace that require solid answers and focus on the important relationship between healthcare providers and patients. This announcement is part of our commercial focus for the Company as we shift to opportunities in oncology, which we believe presents the best market opportunities for shareholder value,” said Dr. Campbell. “This new potential opportunity with an oncology business is a first step in the new direction.”

After stockholder approval of the Proposed Transaction, shareholders of the target company will own a majority of BWB. The Company expects to announce additional details regarding the Proposed Transaction when a definitive agreement is executed. The completion of the transaction is subject to, among other matters, the completion of due diligence, the negotiation of a definitive agreement, obtaining adequate financing, satisfaction of the conditions negotiated therein and approval of the Proposed Transaction by the board and stockholders, as and when applicable. There can be no assurance that a definitive agreement will be entered into or that the Proposed Transaction will be consummated on the terms or timeframe currently contemplated, or at all.

Tungsten Advisors served as the exclusive financial advisor to the target company.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on Blue Water’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to Blue Water’s ability to complete the Proposed Transaction; risks related to Blue Water’s ability to realize the benefits of its acquisition of ENTADFI® and the Proposed Transaction described herein; risks related to Blue Water’s ability to expand its business scope, commercialize ENTADFI® and integrate the assets and commercial operations contemplated to be acquired in the Proposed Transaction into Blue Water’s business; risks related to Blue Water’s ability to attract, hire and retain skilled personnel and establish an effective sales team; risks related to the development of Blue Water’s vaccine candidates; the failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; delays and uncertainties caused by the global COVID-19 pandemic; risks related to the timing and progress of clinical development of our product candidates; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. Blue Water does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in Blue Water’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2023 and periodic reports filed with the SEC on or after the date thereof. All of Blue Water’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

About Blue Water Biotech, Inc.

Blue Water Biotech, Inc. is a commercial stage biotechnology company focused on the research, development, and commercialization of innovative solutions for oncology. The Company currently has Entadfi®, an FDA approved, oral therapeutic for the treatment of benign prostatic hyperplasia (BPH), a disorder of the prostate, along with building additional assets in therapeutics, diagnostics and clinician services for oncology.

Investor and Media Contact Information:

Russo Partners, LLC

Nic Johnson and Harrison Seidner, PhD

Telephone: (212) 845-4242

Email: Nic.Johnson@russopartnersllc.com